                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            A. H. Belo Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                                                PRELIMINARY COPY


                             A. H. BELO CORPORATION

                             COMMUNICATIONS CENTER
                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS 75202
                              ___________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3, 1995
                              ___________________

To the Shareholders of
  A.  H.  BELO CORPORATION

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of A.
H. Belo Corporation (the "Company"), a Delaware corporation, will be held in the Pullman Room, Union Station, 400 South Houston Street, Dallas, Texas, on Wednesday, May 3, 1995, at 10:00 a.m., Dallas, Texas time, for the following purposes:

                 1. To elect five Class III directors to hold office for a term of three years or until their respective successors are elected and qualified;

                 2. To consider and act upon a proposal to approve the Company's 1995 Executive Compensation Plan;

                 3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to (a) remove from the Certificate of Incorporation the express denomination of a specific number of shares of Series A Common Stock constituting such series and (b) permit the issuance of additional shares of Series B Common Stock, provided that any such issuance would not result in the Series A Common Stock being excluded from trading on the New York Stock Exchange (the "NYSE") and other alternative securities markets; and

                 4. To transact such other business as properly may come before the meeting or any adjournment thereof.

         The close of business on March 17, 1995 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

         A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1994 accompany this notice.

         It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. Shareholders who do plan to attend may vote at the Annual Meeting. The form of Proxy is enclosed in the sleeve attached to the front of the mailing envelope in which this Proxy Statement is contained. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                              By Order of the Board of Directors


                                                      MICHAEL J. McCARTHY
                                                           Secretary

March __, 1995

                                                                PRELIMINARY COPY

                             A. H. BELO CORPORATION

                             COMMUNICATIONS CENTER
                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS 75202

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3, 1995

                            SOLICITATION OF PROXIES

         This Proxy Statement is furnished to shareholders of A. H. Belo Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held in the Pullman Room, Union Station, 400 South Houston Street, Dallas, Texas, on Wednesday, May 3, 1995, at 10:00 a.m., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

         This Proxy Statement and form of Proxy are being mailed to shareholders on or about March __, 1995. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

                 (1) FOR the election of the five nominees listed under "Election of Directors" as nominees of the Company for election as Class III directors, for a three-year term;

                 (2) FOR the proposal to approve the Company's 1995 Executive Compensation Plan;

                 (3) FOR the proposal to amend the Company's Certificate of Incorporation to (a) remove from the Certificate of Incorporation the express denomination of a specific number of shares of Series A Common Stock constituting such series and (b) permit the issuance of additional shares of Series B Common Stock, provided that any such issuance would not result in the Series A Common Stock being excluded from trading on the NYSE and other alternative securities markets; and

                 (4) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders (see "Shareholder Proposals" herein), the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

         The cost of solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay Morrow & Co., Inc. a fee of $7,000 and the amount of its expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

         The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 17, 1995. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting __________ shares of Series A Common Stock, par value $1.67 per share ("Series A shares"), and _____________ shares of Series B Common Stock, par value $1.67 per share ("Series B shares"). (The Series A shares and Series B shares together are referred to herein as the "Common Stock.") (For a description of the voting rights of the Series A shares and Series B shares, see "Quorum and Voting" herein.)

         The following table sets forth information as of December 31, 1994, regarding the beneficial ownership of the Company's Common Stock by each person known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors and nominees, and by all of its directors and executive officers as a group.



                                                                             Shares of Common Stock Beneficially
                                                                             Owned and Percentage of Outstanding
                                                                                         Shares as of
                                                                                     December 31, 1994(2)
                                                                                     --------------------
  Name and Address of                                                                                         Percent of
  Individual or Group                                                Series A             Series B             Class(3)
  -------------------                                                --------             --------             --------
Robert W. Decherd(1)*+  . . . . . . . . . . . . . . . . . .         588,622 (4)            997,764 (5)           8.0%
A.H.  Belo Corporation
P.O.  Box 655237
Dallas, Texas 75265

Ward L. Huey, Jr.**+  . . . . . . . . . . . . . . . . . . .         139,276 (6)                   -0-             ***
A.H.  Belo Corporation
P.O.  Box 655237
Dallas, Texas 75265

Burl Osborne*+  . . . . . . . . . . . . . . . . . . . . . .          80,445 (7)                   -0-             ***
A.H.  Belo Corporation
P.O.  Box 655237
Dallas, Texas 75265

Michael J. McCarthy+  . . . . . . . . . . . . . . . . . . .          31,917 (8)                 1,893             ***
A.H.  Belo Corporation
P.O.  Box 655237
Dallas, Texas 75265

Michael D. Perry+ . . . . . . . . . . . . . . . . . . . . .          33,827 (9)                   -0-             ***
A.H. Belo Corporation
P.O. Box 655237
Dallas, Texas  75265

John W. Bassett, Jr.* . . . . . . . . . . . . . . . . . . .          9,350 (10)             6,600 (11)            ***
1100 Penn Plaza
400 N. Pennsylvania
Roswell, New Mexico 88201

Judith L. Craven, M.D., M.P.H.**  . . . . . . . . . . . . .          4,700 (12)                   -0-             ***
2200 North Loop West
Houston, Texas 77018

Joe M. Dealey(1)****  . . . . . . . . . . . . . . . . . . .        409,352 (13)            485,982(14)           4.5%
8333 Douglas
Suite 1575
Dallas, Texas 75225

Dealey D. Herndon(1)**  . . . . . . . . . . . . . . . . . .        539,908 (15)            652,812(16)           6.0%
2903 Tarry Trail
Austin, Texas 78703

Lester A. Levy* . . . . . . . . . . . . . . . . . . . . . .          8,750 (17)             6,000 (18)            ***
2727 Chemsearch Boulevard
Irving, Texas 75062

Arturo Madrid, Ph.D.* . . . . . . . . . . . . . . . . . . .          4,000 (19)                   -0-             ***
Trinity University
715 Stadium Drive
San Antonio, Texas 78212

James M. Moroney, Jr.(1)**  . . . . . . . . . . . . . . . .        257,777 (20)            577,461(21)           4.2%
A.H.  Belo Corporation
P.O.  Box 655237
Dallas, Texas 75265

Reece A. Overcash, Jr.(22)  . . . . . . . . . . . . . . . .          7,950 (23)             5,200 (18)            ***
250 Carpenter Freeway
Irving, Texas 75062

Hugh G. Robinson**  . . . . . . . . . . . . . . . . . . . .          3,350 (24)                   -0-             ***
4140 Office Parkway
Dallas, Texas 75204

William H. Seay**** . . . . . . . . . . . . . . . . . . . .          5,750 (24)                   -0-             ***
5500 Preston Road
Suite 385
Dallas, Texas 75205

William T. Solomon* . . . . . . . . . . . . . . . . . . . .          7,750 (25)            15,000 (18)            ***
3535 Travis
Suite 300
Dallas, Texas 75204

Thomas B. Walker, Jr.*  . . . . . . . . . . . . . . . . . .         10,750 (26)             8,000 (18)            ***
100 Crescent Court
Suite 1000
Dallas, Texas 75201

J. McDonald Williams* . . . . . . . . . . . . . . . . . . .         10,750 (25)             8,000 (18)            ***
3500 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

Heine Securities Corporation++  . . . . . . . . . . . . . .        931,100 (27)                   -0-          4.7%(2)
51 J.F.K. Parkway
Short Hills, New Jersey 07078

Luther King Capital Management, Inc.++  . . . . . . . . . .         1,015,532                     -0-            5.1%
301 Commerce Street
Suite 1600
Fort Worth, Texas 76102

Michigan Department of Treasury Bureau of Investments++ . .               -0-              797,100(28)         4.0%(2)
P.O.  Box 30177
Lansing, Michigan 48909

Neuberger & Berman  . . . . . . . . . . . . . . . . . . . .        785,120 (29)                   -0-         4.0% (2)
605 Third Avenue
New York, New York  10158
---------------------

All directors and executive officers as a group
 (19 persons) . . . . . . . . . . . . . . . . . . . . . . .       2,125,751(30)          2,734,712(31)       24.1%(32)

--------------------------

*    Director
**   Director and Nominee
***  Less than one percent
**** Served as a director during 1994, but will retire as of May 3,
     1995 in accordance with the Company's bylaws.  See "Proposal
     One -- Election of Directors" on page ___.
+    Executive Officer
++   Shareholder

(1) The family relationships among the directors, executive officers, and principal shareholders are as follows: Joe M. Dealey and James M. Moroney, Jr. are cousins and are cousins of each of Robert W. Decherd and Dealey D. Herndon; and Robert W. Decherd and Dealey D. Herndon are brother and sister.

(2) Series B shares are convertible at any time on a share-for-share basis into Series A shares. For purposes of determining the number of Series A shares beneficially owned by the individuals and entities listed, the individual or entity may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be so deemed to be beneficially owned by the individual or entity listed. If the Series A shares into which Series B shares held are convertible were included in the Series A shares total, and if the percent of Series A shares so held were calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, the individuals and entities listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Mr. Decherd -- 10.4%; Mr. Dealey -- 6.1%; Mrs. Herndon -- 8.0%; Mr. Moroney -- 5.7%; Heine Securities Corporation -- 6.6%; Luther King Capital Management, Inc. -- 7.2%; Michigan Department of Treasury -- 5.3%; Neuberger & Berman -- 5.5% and all directors and executive officers as a group -- 28.2%. All other individuals listed would be deemed to own less than 1% of the Series A shares. See footnote (3).

(3) "Percent of Class" is calculated by taking the total number of Series A and Series B shares beneficially owned by the individual or entity listed and dividing that number by the total number of Series A and Series B shares outstanding.

(4) Includes 94,697 Series A shares subject to presently exercisable options and 35,824 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan. Does not include 300 Series A shares owned by Mr. Decherd's wife, 1,160 Series A shares owned by Mr. Decherd's son, 19,890 Series A shares held in trusts for which Mr. Decherd serves as trustee, and 35,412 Series A shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

(5) Does not include 300 Series B shares owned by Mr. Decherd's wife, 1,160 Series B shares owned by Mr. Decherd's son, 36,545 Series B shares held in trusts for which Mr. Decherd serves as trustee, and 32,552 Series B shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

(6) Includes 88,186 Series A shares subject to presently exercisable options and 40,196 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(7) Includes 38,951 Series A shares subject to presently exercisable options and 35,968 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(8) Includes 15,573 Series A shares subject to presently exercisable options and 14,392 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(9) Includes 15,587 Series A shares subject to presently exercisable options and 14,216 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(10) Includes 7,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 8,540 Series A shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, 2,600 Series A shares held in trust for the benefit of Mr. Bassett's children, 64,983 Series A shares owned by Mr. Bassett's wife, and 15,000 Series A shares held in trusts for which Mr. Bassett's wife serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(11) Includes 5,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.
         Does not include 18,430 Series B shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, 18,341 Series B shares held in trust for the benefit of Mr. Bassett's children, 79,580 Series B shares owned by Mr. Bassett's wife, and 15,000 Series B shares held in trusts for which Mr. Bassett's wife serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(12) Includes 4,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(13) Includes 30,000 Series A shares owned by the E. M. Dealey Trust, for which Mr. Dealey shares the voting power as a co-trustee, and as to which shares Mr. Dealey disclaims beneficial ownership, but does not include 300 Series A shares owned by Mr. Dealey's wife, as to which shares Mr. Dealey also disclaims beneficial ownership.

(14) Includes 30,000 Series B shares owned by the E. M. Dealey Trust, for which Mr. Dealey shares the voting power as a co-trustee, and as to which shares Mr. Dealey disclaims beneficial ownership, but does not include 300 Series B shares owned by Mr. Dealey's wife, as to which shares Mr. Dealey also disclaims beneficial ownership.

(15) Includes 7,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 24,620 Series A shares owned by Mrs. Herndon's husband, 10,870 Series A shares held in trust for the benefit of one of Mrs. Herndon's sons, and 24,614 Series A shares held in trusts for which Mrs. Herndon serves as trustee, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(16) Does not include 3,545 Series B shares held in trust for the benefit of one of Mrs. Herndon's sons, and 24,614 Series B shares held in trusts for which Mrs. Herndon serves as trustee, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(17) Includes 5,250 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 1,000 shares owned by Mr. Levy's wife and 400 shares owned by Mr. Levy's stepson, as to all of which shares Mr. Levy disclaims beneficial ownership.

(18) Includes 5,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(19) Includes 4,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(20) Includes 7,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 10,500 Series A shares owned by Mr. Moroney's wife, as to which shares Mr. Moroney disclaims beneficial ownership.

(21) Includes 5,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 10,500 Series B shares owned by Mr. Moroney's wife, as to which shares Mr. Moroney disclaims beneficial ownership.

(22) Mr. Overcash, who served as a director of the Company since 1983, died in January 1995.

(23) Includes 7,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.
         Does not include 400 Series A shares held in trusts for the benefit of Mr. Overcash's children for which Mr. Overcash served as co-trustee, and as to which shares Mr. Overcash disclaimed beneficial ownership.

(24) Includes 2,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(25) Includes 7,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(26) Includes 7,750 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 5,000 shares owned by Mr. Walker's wife, as to which shares Mr. Walker disclaims beneficial ownership.

(27) Shares are beneficially held, to the Company's knowledge, by Heine Securities Corporation as investment advisor to one or more of its advisory clients.

(28) Shares are held, to the Company's knowledge, by the Michigan Department of Treasury Bureau of Investments as custodian for the following State of Michigan employee retirement plans: Michigan Public School Employees' Retirement System Funds, State Employees' Retirement System Funds, Michigan State Police Retirement System Funds, and Michigan Judges' Retirement System Funds.

(29) Shares are beneficially held, to the Company's knowledge, by Neuberger & Berman as investment advisor to one or more of its advisory clients.

(30) Includes 326,782 Series A shares subject to presently exercisable options.

(31) Includes 35,000 Series B shares subject to presently exercisable options.

(32) Represents approximately 41.9% of the voting power of all outstanding shares of Common Stock.


As of March ___, 1995, Cede & Co., a central clearinghouse and nominee in New York, New York, was the record holder of Series A shares (approximately ___% of the total outstanding shares of Common Stock, representing approximately ___% of the voting power of the total outstanding shares of Common Stock).


                               QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting; provided, however, that in no event may a quorum consist of less than one-third of the outstanding shares of Common Stock entitled to vote. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote is required for the election of directors. Approval of the 1995 Executive Compensation Plan will be decided by a majority of the voting power represented at the Annual Meeting and entitled to vote. Approval of the proposal to amend the Company's Certificate of Incorporation will be decided by a majority of the voting power of the outstanding shares of Common Stock.

         A holder of Series A shares will be entitled to one vote per Series A share as to each matter properly brought before the Annual Meeting, and a holder of Series B shares will be entitled to 10 votes per Series B share as to each matter properly brought before the Annual Meeting. The holders of Series A shares and Series B shares vote together as a single class on all matters except with respect to (1) any amendments to the Company's Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely, and (2) such other matters as require class votes under the Delaware General Corporation Law. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For the proposal to approve the 1995 Executive Compensation Plan and other matters requiring approval of a quorum, abstentions will have the effect of negative votes but broker non-votes will have no effect since they are not treated as shares entitled to vote on such matter. For the proposal to amend the Company's Certificate of Incorporation, abstentions and broker non-votes will both have the effect of negative votes.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

         The bylaws of the Company provide that the Board of Directors is to be divided into three classes, approximately equal in number, with staggered terms of three years. Classes I and II consist of four directors each and Class III consists of five directors. Four of the five nominees designated by the Board of Directors for election as Class III directors at the 1995 Annual Meeting will serve a three-year term if elected. In February 1995, the Company's Board of Directors amended the bylaws of the Company to conform to the Board's policy that a director who attains age 75 shall retire on the date of the annual meeting of shareholders next following his or her 75th birthday. The amendment also provides that a director shall not stand for election once he or she has obtained age 75. As a result of this amendment, (1) Joe M. Dealey, a director of the Company since 1952, will not stand for election at the 1995 Annual Meeting of Shareholders, (2) William H. Seay, a director of the Company since 1973, will retire on the date of the 1995 Annual Meeting of Shareholders, and
(3) James M. Moroney, Jr., if elected, will retire from the Board on the date of the 1997 Annual Meeting of Shareholders. In the event of a vacancy on the Board of Directors, in accordance with the Company's bylaws, the Board of Directors may fill the vacancy for the remaining term, may choose a nominee to stand for election at the next annual meeting or may decrease the size of the Board.

NOMINEES FOR DIRECTORS

         Class III Directors (Term expires in 1998)


         JUDITH L. CRAVEN, M.D., M.P.H., age 49, has served as a director of the Company since December 1992. Since July 1992, she has served as President of the United Way of the Texas Gulf Coast. From February 1983 to June 1992, Dr. Craven served as Dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston and from September 1987 to June 1992 as Vice President of Multicultural Affairs for the University of Texas Health Science Center.


         DEALEY D. HERNDON, age 48, has served as a director of the Company since May 1986. Mrs. Herndon is the Executive Director of the State Preservation Board of the State of Texas and is a director of the Friends of the Governor's Mansion and St. Edward's University in Austin, Texas. Mrs. Herndon is also a Trustee of the National Trust for Historic Preservation in Washington, D.C. and is active in a variety of civic organizations in Austin, Texas.

         WARD L. HUEY, JR., age 56, has served as a director of the Company since April 1982. He has been Vice Chairman of the Board and President, Broadcast Division since January 1987. He was President and Chief Executive Officer of the Company's broadcasting subsidiary, Belo Broadcasting Corporation, from April 1981 through December 31, 1986, at which time the stock ownership of the broadcasting subsidiaries changed from Belo Broadcasting Corporation to the Company.


         JAMES M. MORONEY, JR., age 73, has served as a director of the Company since February 1952. He served as Chairman of the Board of the Company from April 1984 through December 1986, and from January 1983 through December 1986 he served as Chief Executive Officer of the Company.


         HUGH G. ROBINSON, age 62, has served as a director of the Company since May 1989. Mr. Robinson is Chairman and Chief Executive Officer of The Tetra Group, a construction management firm. He has held that position since 1989, and for more than five years prior to such date Mr. Robinson was President of Cityplace Development Corporation, a real estate development subsidiary of The Southland Corporation. Mr. Robinson is a former Chairman and Board member of the Federal Reserve Bank of Dallas. He is currently a member of the Boards of Directors of TU Electric Company, Guaranty Federal Savings Bank and Canonie Environmental Services, Inc., and is a Trustee of Columbus Realty Trust, a real estate investment trust.

         In the event that a nominee is unable to serve or for good cause will not serve, the proxies will be voted at the meeting for such other person as the Board of Directors of the Company may recommend.

DIRECTORS CONTINUING IN OFFICE


         Class I Directors (Term expires in 1996)


         JOHN W. BASSETT, JR., age 57, has served as a director of the Company since March 1979. He is a practicing attorney and has been a stockholder in the law firm of Atwood, Malone, Mann & Turner, P.A., Roswell, New Mexico, for more than the past five years.


         LESTER A. LEVY, age 72, has served as a director of the Company since April 1985. He has been Chairman of the Board of Directors of NCH Corporation, a chemical products company, since 1965 and has been with NCH Corporation since 1946.


         BURL OSBORNE, age 57, has served as a director of the Company since January 1987. Since January 1991, Mr. Osborne has been Publisher and Editor of The Dallas Morning News, Inc., a subsidiary of the Company. Mr. Osborne was President and Editor of The Dallas Morning News, Inc. from 1985 through December 1990.


         J. MCDONALD WILLIAMS, age 53, has served as a director of the Company since April 1985. Mr. Williams is Chairman of Trammell Crow Company, a real estate services firm. From 1991 until July 1994, Mr. Williams was President and Chief Executive Officer of Trammell Crow Company and from 1977 to December 1990, he was managing partner of Trammell Crow Company.


         Class II Directors (Term expires in 1997)


         ROBERT W. DECHERD, age 43, has served as a director of the Company since March 1976. He has been Chairman of the Board and Chief Executive Officer of the Company since January 1987. Mr. Decherd became President of the Company in January 1994, and previously served as President from 1985 through December 1986. From January 1984 through December 1986, he served as Chief Operating Officer.


         ARTURO MADRID, PH.D., age 56, has served as a director of the Company since January 1994. He is the Murchison Distinguished Professor of the Humanities at Trinity University in San Antonio, Texas. He assumed this position in September 1993 after serving from 1984 until 1993 as the founding president of the Tomas Rivera Center, a national institute co-located at The University of Texas at Austin and the Claremont (CA.) Graduate School which focuses on Latino policy issues.


         WILLIAM T. SOLOMON, age 52, has served as a director of the Company since April 1983. He is the Chairman, President and Chief Executive Officer of Austin Industries, Inc., a general construction company, a position he has held since 1987. Prior to 1987, Mr. Solomon was President and Chief Executive Officer of Austin Industries, Inc.

         THOMAS B. WALKER, JR., age 71, has served as a director of the Company since April 1982. He has been a partner, either general or limited, in The Goldman Sachs Group, L.P., investment bankers, since 1968. Mr. Walker is a member of the Boards of Directors of NCH Corporation, SYSCO Corporation, and Riviana Foods, Inc.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held a total of seven meetings in 1994. Each director attended at least seventy-five percent of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Directors Planning Committee, all of the members of each of which are nonemployee directors.

         Audit Committee. The Audit Committee consists of Judith L. Craven, Dealey D. Herndon, Arturo Madrid, Hugh G. Robinson, and Thomas B. Walker, Jr. Mr. Robinson serves as Chairman of the Audit Committee. The Audit Committee consults with the Company's independent auditors and with personnel from the internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met two times during 1994.

         Compensation Committee.  The Compensation Committee consists of John
W. Bassett, Jr., Lester A. Levy, William H. Seay, and J. McDonald Williams.
Mr. Williams serves as Chairman of the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for salary and bonus levels for executive officers and total compensation for senior executive officers, and administers the Company's 1986 Long Term Incentive Plan, Executive Compensation Program, Employee Savings and Investment Plan, Supplemental Executive Retirement Plan, Management Security Plan, and the G.B. Dealey Retirement Pension Plan. The Compensation Committee will also administer the 1995 Executive Compensation Plan if it is approved by the shareholders. The Compensation Committee met four times during 1994.

         Directors Planning Committee. The Directors Planning Committee consists of Joe M. Dealey, Dealey D. Herndon, Lester A. Levy, James M. Moroney, Jr., William T. Solomon, and Thomas B. Walker, Jr. Mr. Solomon serves as Chairman of the Directors Planning Committee. Reece A. Overcash, Jr. served as Chairman until his death in January 1995. The Directors Planning Committee reviews possible nominees for openings on the Board of Directors and reviews the long-range financial and strategic planning efforts of the Company. The Directors Planning Committee met two times in 1994.

                                  PROPOSAL TWO
                     APPROVAL OF THE A.H. BELO CORPORATION
                        1995 EXECUTIVE COMPENSATION PLAN


         For many years, the Company has provided both short-term and long-term incentive compensation to executives and key employees. The Company believes that such incentives permit it to attract and retain high quality talent and to motivate directors, executives and key employees to achieve business and financial goals that create value for shareholders. A recently enacted change to the Internal Revenue Code of 1986, as amended (the "Code") would increase the cost to the Company of continuing these incentives unless certain requirements, including the approval of certain material terms of incentive compensation by the Company's shareholders, are satisfied.

         Subject to the approval of the Company's shareholders, the Board of Directors has adopted the 1995 Executive Compensation Plan (the "1995 ECP") effective as of January 1, 1995. As described below, the 1995 ECP would continue to provide long-term and short-term incentives to executives, key employees and directors which are substantially similar to those provided by the Company's Executive Compensation Program (the "1989 ECP") and its 1986 Long Term Incentive Plan (the "1986 Plan"). (For descriptions of the 1989 ECP and the 1986 Plan, see "Board Compensation Committee Report on Executive Compensation" on page ___.) Shareholder approval of the 1995 ECP is sought (1) to qualify the 1995 ECP under Section 162(m) of the Code, and thereby allow the Company to deduct for federal income tax purposes compensation paid to executives under the 1995 ECP and (2) to qualify the 1995 ECP pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), and thereby render certain transactions under the 1995 ECP exempt from certain provisions of
Section 16 of the Act.

         The 1995 ECP is substantially similar to the 1986 Plan, under which stock-based awards are currently granted to executive officers and other key employees. In addition, the 1995 ECP includes a performance-based cash bonus opportunity similar to the bonus opportunity currently available under the 1989 ECP. (See "Annual Performance Bonus Opportunity" under "Board Compensation Committee Report on Executive Compensation" on page ___.) Approximately 250,500 shares of Common Stock relating to awards under the 1986 Plan remain unissued as of December 31, 1994. The Company currently intends to continue to issue non-qualified stock options to nonemployee directors, as provided under the 1986 Plan, until all shares under the 1986 Plan have been issued. See "Compensation of Directors" under "Executive Compensation and Other Matters" on page ___.

         The following summary of certain material features of the 1995 ECP is qualified in its entirety by reference to the full text of the 1995 ECP, which is set forth in the attached Exhibit A.

GENERAL

         The purposes of the 1995 ECP are (1) to attract and retain the best available talent for the Company and (2) by providing appropriate incentives, to encourage the directors and executives to put forth their maximum efforts for the success of the Company's business, thereby serving the best interests of the Company and its shareholders.

         All executive officers and other key employees of the Company and its subsidiaries ("Participants") are eligible to participate in the 1995 ECP. Subject to shareholder approval of the 1995 ECP, the Compensation Committee of the Board of Directors (the "Committee") has designated 111 employees as Participants in the 1995 ECP in addition to the five senior executives named in the Summary Compensation Table on page ___. Twelve nonemployee directors will be eligible to receive director options under the 1995 ECP.

         The 1995 ECP is a flexible plan that will provide the Committee with broad discretion to fashion the terms of the awards to provide eligible Participants with stock-based incentives and performance-based bonus opportunities, payable in cash or stock as the Committee deems appropriate. The 1995 ECP will permit the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options (collectively, "Stock Options"), (2) appreciation rights, (3) restricted stock (4) performance units and (5) bonuses ("Executive Compensation Plan Bonuses") which become payable annually upon achievement of specified Management Objectives (hereinafter defined).

         The 1995 ECP provides for the grant of up to 2,000,000 shares of Common Stock. Shares of Common Stock issued or transferred pursuant to the 1995 ECP will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading on the NYSE and other alternative securities markets.

         Under certain circumstances, shares of Common Stock subject to an award that remain unissued upon termination of the award will become available for additional awards under the 1995 ECP. Shares not issued as a result of being retained by the Company in payment of an option exercise price or taxes upon exercise of a stock option will also become available for additional awards under the 1995 ECP. In the event of a stock dividend, stock split, recapitalization, merger, reorganization or similar event, the Committee may equitably adjust the aggregate number of shares subject to the 1995 ECP and the number, class and price of shares subject to awards outstanding.

ADMINISTRATION OF THE 1995 ECP

         Unless the administration of the 1995 ECP has been expressly assumed by the Board pursuant to a resolution of the Board, the 1995 ECP (other than the provisions of the 1995 ECP relating to Stock Options for Directors) will be administered by the Committee, which at all times will consist of nonemployee directors appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3 of the Act. As to any award under the 1995 ECP intended to qualify as "performance based compensation" for purposes of
Section 162(m) of the Code, such award will be administered by persons who qualify as "outside directors" within the meaning of Section 162(m) of the Code. Except as described herein, the Committee has the full authority and discretion to administer the 1995 ECP and to take any action that is necessary or advisable in connection with the administration of the 1995 ECP, including without limitation the authority and discretion to interpret and construe any provision of the 1995 ECP or of any agreement, notification or document evidencing the grant of an award.

         If a Participant's employment terminates before the end of a Performance Period (hereinafter defined) or before a Stock Option or appreciation right is fully exercisable, and such termination is caused by reason of a Participant's death, disability or retirement at or after age 65, each Stock Option or appreciation right held by such Participant will become fully exercisable for a period of one year thereafter or, if earlier, until the Stock Option or appreciation right expires by its terms. In addition, any restricted stock awarded to such Participant will be delivered to such Participant or his successor free of restrictions. In the event of a Participant's termination of employment for other reasons, the Committee will have the sole discretion to determine, under the circumstances, the extent to which a Stock Option or appreciation right held by the Participant may be exercised and the extent to which any restricted stock as to which restrictions (other than the achievement of Management Objectives) have not lapsed will be delivered free of restrictions following such termination of employment.

         Notwithstanding the foregoing provisions, the Board has the full authority and discretion to administer the provisions of the 1995 ECP relating to Stock Options for Directors and to take any action that is necessary or advisable in connection with the administration of said provisions, provided any such action taken by the Board will not cause the provisions thereof to fail to satisfy the requirements of Rule 16b-3 of the Act or to cause the

Committee members to cease to be disinterested administrators for purposes of Rule 16b-3.

         The Company anticipates that the Committee will administer the 1995 ECP in a manner substantially similar to the manner in which it currently administers the 1989 ECP and the 1986 Plan. See "Board Compensation Committee Report on Executive Compensation" on page ___.

AWARDS UNDER THE 1995 ECP

         Stock Options for Participants. The Committee in its discretion shall determine the number of shares of Common Stock subject to Stock Options to be granted to each Participant. The Committee may grant nonqualified stock options, incentive stock options or a combination thereof to the Participants. Stock Options granted under the 1995 ECP will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. No Stock Option granted shall be exercisable more than ten years from the date of grant.

         Stock Options granted under the 1995 ECP will be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash, (2) in shares of Common Stock already owned by the Participant, (3) with the consent of the Committee, by withholding a number of shares otherwise issuable to a Participant having a fair market value equal to the exercise price, or (4) in a combination of such methods of payment.

         Each grant will also specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the Stock Options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event. "Change in Control" means the first to occur of the events described in (1) through (4) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a Change in Control of the Company: (1) the commencement of, or first public announcement of the intention of any person or group (within the meaning of Section 3(b) of and Rule 13d-5(b) promulgated under the Act) to commence a tender offer or exchange offer (other than an offer by the Company or any Subsidiary) for all, or any part of, the Common Stock; (2) the public announcement by the Company or by any group (as defined in clause (1) above), entity or person (other than the Company, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of the Company or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner; (3) the approval by the Company's shareholders (or, if such approval is not required, the consummation) of a merger in which the Company does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all the Company's assets; or (4) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


         Stock Options for Nonemployee Directors. Each individual who first becomes a nonemployee director on or after the date of the 1995 Annual Meeting will be granted an option to purchase 10,000 shares of Common Stock on the date of election to the Board. Each nonemployee director will also be granted an additional option to purchase 2,500 shares of Common Stock on the date of each annual meeting of shareholders following the annual meeting of the individual's initial election to the Board, provided that such individual continues to be a nonemployee director at the close of business of each such annual meeting. The Company currently intends to continue to grant stock options to nonemployee directors under the 1986 Plan, as provided under such plan, until shares are no longer available under the 1986 Plan. To the extent that a nonemployee director is granted an option to purchase shares of Common Stock under the 1986 Plan upon initial election to the Board or on the date of an annual meeting of shareholders, the option that otherwise would be granted pursuant to the 1995 ECP for the same event will be reduced by the number of shares of Common Stock covered by the option granted pursuant to the 1986 Plan.

         Options granted to nonemployee directors will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the option is granted. Each grant will specify that the option may not be exercised until the first anniversary of the date of grant and will be fully exercisable thereafter, without regard to whether the nonemployee director continues to be a member of the Board on such first anniversary, until the option expires by its terms. Each grant will also specify that the option price is payable by the same methods as described above for Participants.

         Appreciation Rights. The Committee may from time to time authorize grants to any Participant of appreciation rights upon such terms and conditions as it may determine. Appreciation rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An appreciation right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. "Spread" means the excess of the fair market value of the Common Stock on the date the Appreciation Right is exercised over (1) the option price in the related Stock Option or (2) if there is no tandem Stock Option, the grant price provided for in the appreciation right multiplied by the number of shares of Common Stock in respect of which the appreciation right is exercised.

         Each grant of an appreciation right made in tandem with Stock Options will specify the option price and any grant not made in tandem with Stock Options will specify the grant price, which in either case will not be less than 100% of fair market value of the Common Stock on the date of grant.

         Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Company in cash, shares of Common Stock or any combination thereof, as determined by the Committee in its sole discretion at the time of payment. Any grant may also specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Committee at the date of grant.

         Each grant will specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the appreciation rights or installments thereof will become exercisable, and will provide that no appreciation right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable. The Committee may also grant limited stock appreciation rights, which would become exercisable in the event of a Change in Control or other similar transaction or event.

         Restricted Stock. The Committee may from time to time authorize grants or sales to any Participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 1995 ECP. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to.
Each grant or sale may limit the Participant's dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the fair market value of the Common Stock.

         Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions that constitute a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

         Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the restricted stock to continuing restrictions in the hands of any transferee).

         Performance Units. The Committee may from time to time authorize grants to any Participant of performance units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the provisions of the 1995 ECP.

         Each grant will specify the time and manner of payment of performance units which have become payable, which payment may be made in (1) cash, (2) shares of Common Stock having a fair market value equal to the aggregate value of the performance units which have become payable or (3) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

         Each grant of a performance unit may also contain such terms and provisions, consistent with the 1995 ECP, as the Committee may approve, including provisions relating to a Change in Control or other similar transaction or event.

         Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives during a 12-month Performance Period (hereinafter defined). Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the provisions of the 1995 ECP.

         The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee in its sole discretion at the time of payment. As soon as practicable after the beginning of a Performance Period, the Committee will notify each Participant of the terms of the Executive Compensation Plan Bonus program for that Performance Period.

         Management Objectives for Performance-Based Compensation. For purposes of the 1995 ECP, "Management Objectives" are the objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an award granted to a Participant. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, subsidiary, department or function within the Company or a subsidiary in which the Participant receiving the award is employed or on which the Participant's efforts have significant influence. The Management Objectives established by the Committee for any Performance Period under the 1995 ECP will consist of one or more of the following: (1) earnings per share and/or growth in earnings per share in relation to target objectives; (2) cash flow and/or growth in cash flow in relation to target objectives; (3) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary items; (4) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives; (5) return on invested capital in relation to target objectives; and (6) return on shareholder equity in relation to target objectives.

         Management Objectives may be established in absolute terms or relative to the performance of a specified group of other companies. Any award under the 1995 ECP may be subject to a single Management Objective, a combination of Management Objectives, or two or more alternative Management Objectives. The Committee may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the establishment of such objectives which are unrelated to performance and result in a distortion of the Management Objectives or such minimum acceptable level of achievement. The Committee will certify that Management Objectives have been met before any payments to Participants may be made. Bonuses under the 1995 ECP are not subject to increase by the Chief Executive Officer as is permitted in extraordinary circumstances under the 1989 ECP.

         "Performance Period" means, with respect to an award, a period of time established by the Committee within which the Management Objectives relating to such award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months. The Performance Period for all other awards will be a period of not less than three years.

LIMITATION ON AWARDS

         Awards under the 1995 ECP will be subject to the following limitations:

                 (a) No more than 2,000,000 shares reserved for issuance under the 1995 ECP will be issued under Stock Options.

                 (b) Of the aggregate 2,000,000 shares reserved for issuance under the 1995 ECP, no more than 600,000 shares will be issued or transferred as restricted stock.

                 (c) The maximum aggregate number of shares that may be subject to Stock Options, appreciation rights and restricted stock granted to a Participant during any calendar year will not exceed 100,000 shares. This limitation will apply to the grant of appreciation rights whether the Spread on exercise is paid in cash or shares of Common Stock.

                 (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of performance units will not exceed $3,000,000.

                 (e) The payment of an Executive Compensation Plan Bonus to any Participant will not exceed the lesser of $1,000,000 or 100% of the Participant's regular base salary as of the first day of the Performance Period for which the Executive Compensation Plan Bonus is granted.

         On February 22, 1995, the Company declared a two-for-one stock split effected in the form of a dividend, to become effective June 9, 1995, for shareholders of record on May 19, 1995. At the effective time, the Committee currently intends to adjust the shares available for grant under the 1995 ECP to 4,000,000. In addition, the limitation on the number of shares reserved for issuance as Stock Options will be increased to 4,000,000, the limitation on the number of shares reserved for issuance as restricted shares will be increased to 1,200,000, and the limitation on the maximum aggregate number of shares that may be subject to Stock Options, appreciation rights and restricted stock granted to a Participant during any calendar year will be increased to 200,000 shares. No shares subject to awards under the 1995 ECP will be outstanding at such time.

 TRANSFERABILITY; AMENDMENTS

         Except as otherwise provided in the agreement evidencing a Participant's award, (1) no Stock Option, appreciation right, performance unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant other than by will or the laws of descent and distribution and (2) no Stock Option or appreciation right granted to a Participant will be exercisable during the

Participant's lifetime by any person other than the Participant or the Participant's guardian or legal representative. Stock Options granted to nonemployee directors under the 1995 ECP will not be transferable other than by will or the laws of descent and distribution.

         The 1995 ECP may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of the Company if such amendment would result in the 1995 ECP failing to satisfy the requirements of Rule 16b-3. Notwithstanding the foregoing, the provisions of the 1995 ECP relating to Stock Options for nonemployee directors may be amended only by the Board and may not be amended more than once every six months except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

ESTIMATION OF BENEFITS

         The amounts that will be paid pursuant to the 1995 ECP are not currently determinable. Had the 1995 ECP been in effect during 1994, and assuming that the Committee would have administered it in the same manner in which it currently administers the 1989 ECP and the 1986 Plan, the stock-based awards reflected in the following table would have been received by the individuals and groups referred to below:

                                                                         1995 Executive Compensation Plan
                                                                         --------------------------------
      Name and Position                                             Stock Options            Restricted Shares
      -----------------                                             ------------------------------------------
Robert W. Decherd                                                       26,225                        8,712
Chairman of the Board, President
and Chief Executive Officer

Ward L. Huey, Jr.                                                       18,225                        6,056
Vice Chairman of the Board
and President, Broadcast Division

Burl Osborne                                                            16,995                        5,648
Publisher and Editor of
The Dallas Morning News, Inc.

Michael J. McCarthy                                                      7,090                        2,352
Senior Vice President,
General Counsel and Secretary

Michael D. Perry                                                         6,925                        2,304
Senior Vice President,
Chief Financial Officer

Executive Group                                                         75,460                       25,072

Non-Executive Director Group                                            32,500                         --

Non-Executive Officer Employee Group                                   214,835                       23,288

         Subject to approval of the 1995 ECP by shareholders of the Company, the Committee has established Executive Compensation Plan

Bonuses for 1995 which will be paid if the Company's financial performance (or the performance of a subsidiary, in certain cases) meets certain Management Objectives. These Management Objectives consist of target levels of earnings per share in the case of the Company, and of operating cash flow in the case of subsidiaries. If financial performance is at or below threshold levels, Participants will earn no bonuses. Financial performance at the target level earns Participants 100% of their bonus amounts, performance at the maximum level earns Participants 150% of their bonus amounts, and performance in between the threshold and maximum levels earns a pro rata amount reflecting the performance level achieved. The following table reflects the amount of the Executive Compensation Plan Bonus that will be paid to the indicated individuals and groups if target or maximum performance levels are achieved for 1995:

                                                                    1995 Executive Compensation Program
                                                                    -----------------------------------
    Name and Position                                                  Target                  Maximum
    -----------------                                                  ------                  -------
Robert W. Decherd                                                   $  267,350               $  401,025
Chairman of the Board, President
and Chief Executive Officer

Ward L. Huey, Jr.                                                   $  188,550               $  282,825
Vice Chairman of the Board
and President, Broadcast Division

Burl Osborne                                                        $  170,850               $  256,275
Publisher and Editor of
The Dallas Morning News, Inc.

Michael J. McCarthy                                                 $   92,625               $  138,938
Senior Vice President,
General Counsel and Secretary

Michael D. Perry                                                    $   91,500               $  137,250
Senior Vice President,
Chief Financial Officer

Executive Group                                                     $  810,875               $1,216,313

Non-Executive Officer Employee Group                                $2,442,197               $3,663,296

         Under the 1995 ECP, the Committee may establish Management Objectives for Participants in circumstances that merit one-time Executive Compensation Bonus opportunities. In December, 1994, subject to shareholder approval of the 1995 ECP, the Committee approved a special one-time incentive bonus to Ward L. Huey, Jr., Vice Chairman of the Board and President, Broadcast Division, relating to the Company's recent acquisitions of WWL-TV in New Orleans, Louisiana, and KIRO-TV in Seattle, Washington. Under this special bonus, Mr. Huey can earn up to a maximum of $250,000 based upon certain targets for the contributions to earnings per share of the Company's Common Stock by these two stations for fiscal 1996. If the 1995 ECP is approved by the shareholders, Mr. Huey's bonus opportunity will qualify as "performance based compensation" under
Section 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the federal income tax consequences of the 1995 ECP is not comprehensive and is based on current income tax laws, regulations and rulings.

         Incentive Stock Options. An optionee does not recognize income on the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

         If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

         The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of "tax preference" as such term is used in the Code (the "Stock Option Preference").

         Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

         As a result of the Optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

         The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference.

         The Stock Options for nonemployee directors under the 1995 ECP will be non-qualified stock options.

         Appreciation Rights. Recipients of appreciation rights do not recognize income upon the grant of such an award. When a participant elects to receive payment under an appreciation right, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

         Restricted Stock; Performance Units. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

         Taxation of Preference Items. Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (1) 21% of the optionee's "alternative minimum taxable income" over (2) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's stock option preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $30,000 for single taxpayers, $40,000 for married taxpayers filing jointly and $20,000 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

         Change of Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of Stock Options upon a Change of Control, all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the company is not entitled to a deduction for such payment.

         Limitation on Deduction.  For taxable years beginning after 1993,
Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million. Under proposed regulations issued by the Internal Revenue Service, an employee is a covered employee if his compensation is required to be reported in the Summary Compensation Table of a company's proxy statement and he is employed as of the last day of the taxable year.
Code Section 162(m) does not apply to: (a) compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and
(3), except in the case of appreciation rights and eligible options, the Committee certifies that the goals have been met; (b) compensation payable under a binding contract in effect on February 17, 1993 which is not thereafter modified in any material respect; and (c), until the plan or agreement is materially modified or the date of the 1997 shareholders meeting, compensation payable under any plan or agreement approved by the shareholders (in a manner consistent with Rule 16b-3) before December 20, 1993, if the directors establishing and administering the plan or agreement are "disinterested". Compensation arising from appreciation rights and Stock Options where the exercise price is no less than fair market value on the date of grant constitute compensation on account of attainment of a performance goal as long as the shareholders approve the maximum number of shares per participant over a specific time period. The $1 million limitation is reduced by any remuneration subject to such limitation for which a deduction is disallowed under the change of control provisions set forth above. Subject to approval of the 1995 ECP by the shareholders of the Company, compensation arising from appreciation rights and Stock Options, and compensation arising from restricted stock that vests, or performance units and Executive Compensation Plan Bonuses that become payable upon satisfaction of Management Objectives, may qualify as compensation payable solely on account of the attainment of performance goals.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares of Common Stock entitled to vote on this proposal and represented in person or by proxy is required for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 ECP.

                                 PROPOSAL THREE
                        PROPOSAL TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION


General

         On March 9, 1995 the Company's Board of Directors approved a proposal to amend the Company's Certificate of Incorporation (i) to remove from the Certificate of Incorporation the express denomination of a specific number of shares of Series A Common Stock (the "Series A Stock") constituting such series and (ii) to permit the issuance of additional shares of Series B Common Stock (the "Series B Stock") provided any such issuance would not result in the Series A Stock being excluded from trading on the NYSE and other alternative securities markets. The Company is also authorized to issue Series C Common Stock (the "Series C Stock"), which would entitle the holder thereof to not less than one-tenth of a vote, nor more than one vote on all matters submitted to a vote of the shareholders. No shares of Series C Stock are outstanding and the Company currently has no plans to issue shares of Series C Stock.

         The proposed amendment to the Company's Certificate of Incorporation is set forth in the attached Exhibit B.

Background and Purpose of the Proposal

         At the Annual Meeting of Shareholders of the Company on May 4, 1988, the shareholders approved an amendment to the Company's Certificate of Incorporation which, among other things, empowered the Board of Directors to authorize the issuance of Common Stock in series with differing rights. Following the 1988 Annual Meeting, the Board authorized the issuance of the Series A Stock and the Series B Stock and all shares of Common Stock outstanding at that time were redenominated as Series A Stock. Under the Certificate of Incorporation, 50,000,000 shares of the total 150,000,000 authorized shares of Common Stock were expressly denominated Series A Stock.

         Because of subsequent increases in the number of shares of Series A Stock issued or reserved for issuance and to accommodate the Company's recently announced two-for-one stock split effected in the form of a dividend, the Company deems it advisable to remove the express denomination of a specific number of Series A Stock from the Certificate of Incorporation to avoid any inadvertent overissuance of Series A Stock in the future.

         In addition, the 1988 amendment to the Company's Certificate of Incorporation provided that after completion of the initial distribution of Series B Stock, the Company would not issue any additional Series B Stock except for shares issued in connection with (i) stock splits, stock dividends and other similar distributions, (ii) the exercise of stock options outstanding as of January 1, 1988, (iii) the grant of restricted shares and the exercise of stock options granted under the Company's 1986 Long Term Incentive Plan, (iv) the Company's Employee Stock Purchase Plan, and (v) any employee benefit plan created pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, or any successor provision.

         The limitations on the issuance of additional Series B Stock were originally included in the 1988 amendment in part because of the uncertainty surrounding the application of the then-proposed SEC Rule 19c-4, commonly referred to as the "one share-one vote" rule. After the adoption of the 1988 amendment, Rule 19c-4 was adopted by the SEC and subsequently invalidated by a federal court. As a result of this uncertain situation, the NYSE and the other securities exchanges collectively determined to develop a uniform policy governing the issuance of shares with differential voting rights. On December 19, 1994, a new policy was adopted by the NYSE and the other major securities exchanges which mirrors, in part, the SEC's original Rule 19c-4 and liberalizes its application to companies such as Belo which are grandfathered from its overall application. As a result, it is now clear that Belo could, if it chose to, consistent with its Certificate of Incorporation, issue additional Series B Stock without jeopardizing the NYSE listing of its Series A Stock.

         Since the adoption of the 1988 amendment to the Company's Certificate of Incorporation, the Company has established certain new employee benefit plans which have superseded or replaced or will supersede or replace several of the employee benefit plans expressly referenced in the Certificate of Incorporation. See "Proposal Two" on page ___ for a discussion of the proposed 1995 ECP. As discussed therein, the 1995 ECP provides that shares issued under that plan, like the current 1986 Long Term Incentive Plan, may be Series A Stock or Series B Stock, as determined by the Compensation Committee of the Board in its discretion. Since the 1988 amendment, no options for Series B Stock or restricted shares of Series B Stock have been issued under any Company employee benefit plan.

         In light of the recent clarification of the "one share-one vote" rule, the Company would like to have the flexibility to issue additional Series B Stock in connection with any of its employee benefit plans and otherwise, provided that any such issuance would not result in the Series A Stock being excluded from trading on the NYSE and other alternative securities markets. Except for the possibility of granting Series B Stock options or restricted shares under the 1995 ECP, provided it is approved by the shareholders at the Annual Meeting, the Company has no present intention to issue any additional shares of Series B Stock. If Proposal Three is adopted by the shareholders at the Annual Meeting, the Company does not anticipate seeking shareholder approval of additional issuances of Series A or Series B Stock.

Vote Required for Approval

         The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock is required for approval of the proposed amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.


                       EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:

      Name                             Office Currently Held                                  Office Held Since
      ----                             ---------------------                                  -----------------
Robert W. Decherd . . . . . . .    Chairman of the Board, President and                             1987(1)
                                   Chief Executive Officer

Ward L. Huey, Jr.   . . . . . .    Vice Chairman of the Board and President,                        1987(1)
                                   Broadcast Division

Burl Osborne  . . . . . . . . .    Publisher and Editor of                                          1991(1)
                                   The Dallas Morning News, Inc.

Michael J. McCarthy . . . . . .    Senior Vice President, General                                   1987(2)
                                   Counsel and Secretary

Michael D. Perry  . . . . . . .    Senior Vice President, Chief                                     1987(3)
                                   Financial Officer

_______________

(1) Member of the Board of Directors. (See "Election of Directors" on page ______ for additional information.)

(2) Mr. McCarthy, age 50, has been Senior Vice President of the Company since January 1987 and has been Secretary and General Counsel since October 1985. He served as Vice President of the Company from 1985 to 1987. From 1973 to September 1985, Mr. McCarthy was an associate and then partner in the law firm of Dow, Lohnes & Albertson in Washington, D.C.

(3) Mr. Perry, age 48, has been Senior Vice President, Chief Financial Officer of the Company since November 1987. From January 1989 through December 1991, Mr. Perry was also Treasurer. He served as Vice President, Controller of the Company from January 1984 to November 1987.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993, and 1992 of the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                                                SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                             Annual Compensation                 Compensation Awards
                                             -------------------                 -------------------
                                                                                     Securities
                                                                        Restricted   Underlying
  Name and                                                Other Annual     Stock      Options/    All Other
 Principal                                                Compensation   Award(s)       SARs    Compensation
  Position                    Year  Salary ($)(1) Bonus ($)  ($)(2)      ($)(3)(4)       (#)        ($)(5)
  --------                    ----  ------------- ---------  ------      ---------       ---     -----------
Robert W. Decherd             1994    $556,200    $400,275     --          $465,003      26,225     $75,540
Chairman of the Board,        1993    $547,500    $393,750     --          $354,510      26,100     $60,430
President and Chief           1992    $522,500    $375,000     --          $397,290      29,010     $58,153
Executive Officer

Ward L. Huey, Jr.             1994    $441,200    $353,278     --          $323,239      18,225    $121,779
Vice Chairman of the Board    1993    $399,200    $131,381     --          $245,700      18,100     $81,058
and President, Broadcast      1992    $370,700    $235,035     --          $206,720      15,080     $76,574
Division

Burl Osborne                  1994    $423,984    $255,946     --          $301,462      16,995    $152,309
Publisher and Editor of       1993    $385,500    $171,878     --          $228,150      16,805    $133,428
The Dallas Morning News, Inc. 1992    $352,500    $410,375     --          $197,030      14,370    $160,111

Michael J. McCarthy           1994    $246,700    $129,518     --          $125,538       7,090     $44,491
Senior Vice President,        1993    $215,300    $104,958     --          $103,350       7,605     $20,491
General Counsel and           1992    $205,000     $99,937     --           $77,520       5,730     $19,534
Secretary

Michael D. Perry              1994    $243,700    $127,943     --          $122,976       6,925     $36,353
Senior Vice President,        1993    $210,000    $102,375     --          $101,010       7,425     $11,366
Chief Financial Officer       1992    $200,000    $ 97,500     --          $ 74,290       5,450     $10,791
---------------

(1) These amounts include annual director fees of $22,500 for each of Mr. Decherd, Mr. Huey, and Mr. Osborne.

(2) The total value of executive perquisites and benefits did not exceed the lesser of (1) $50,000 or (2) 10% of the total annual salary and bonuses for any executive listed above.

(3) The unrealized value of the Company's restricted Series A shares reflected in this column is based upon the date of grant closing market price of unrestricted Series A shares. No restricted Series B shares are currently outstanding. As of December 31, 1994, the total number and value of the Company's Series A shares subject to restrictions held by the executive officers listed in the Summary Compensation Table above were as follows:

                                                                               Restricted Series A   Value
                                                                                   Shares (#)         ($)
                                                                                   ----------         ---
Robert W. Decherd . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50,260     $2,839,690
Ward L. Huey, Jr.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45,586     $2,575,609
Burl Osborne  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       41,078     $2,320,907
Michael J. McCarthy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,282     $  919,933
Michael D. Perry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,036     $  906,034

(4) Dividends are paid on the restricted shares denoted in this column. One-half of the restricted shares awarded are subject to possible forfeiture in equal increments over a four-year period unless the Company meets specified annual performance goals. All of the restricted shares are subject to a restriction on disposition until approximately six weeks following the fourth anniversary of the date of grant.

(5) Amounts in this column consist of the following dollar values of premiums for life insurance purchased on behalf of the named individuals under the Company's Management Security Plan, amounts contributed by the Company to the Company's Employee Savings and Investment Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Internal Revenue Code), and amounts contributed to the Company's Supplemental Executive Retirement Plan (the "SERP") for 1994:

                                                                                       Employee
                                                                          Management Savings and
                                                                           Security   Investment      SERP
                                                                             Plan        Plan     Contribution
                                                                             ($)         ($)          ($)
                                                                             ---         ---          ---
Robert W. Decherd . . . . . . . . . . . . . . . . . . . . . . . . .         $15,724    $4,500      $ 55,316

Ward L. Huey, Jr. . . . . . . . . . . . . . . . . . . . . . . . . .         $19,861    $3,750      $ 98,168

Burl Osborne  . . . . . . . . . . . . . . . . . . . . . . . . . . .         $20,087    $3,750      $128,472

Michael J. McCarthy . . . . . . . . . . . . . . . . . . . . . . . .         $ 9,465    $3,000      $ 32,026

Michael D. Perry  . . . . . . . . . . . . . . . . . . . . . . . . .         $ 7,433    $3,000      $ 26,807

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


         Since 1989 the Company has made annual grants of stock options to executive officers and other key employees under its 1989 ECP pursuant to the Company's 1986 Plan. (For a description of the 1989 ECP, see "Board Compensation Committee Report on Executive Compensation" on page ___.) The following table provides additional information regarding options and limited stock appreciation rights granted during 1994 to the named executive officers:

                                                 Number of    % of Total
                                                Securities     Options/
                                                Underlying       SARs
                                                 Options/     Granted To    Exercise
                                                   SARs       Employees     or Base                Grant Date
                                                  Granted     In Fiscal      Price    Expiration Present Value
      Name                                        (#)(1)         Year        ($/Sh)      Date        ($)(2)
      ----                                        ------         ----        ------      ----        ------
Robert W. Decherd . . . . . . . . . . . . .         26,225       9.03%      $53.375    12/14/04    $589,014
Ward L. Huey, Jr.   . . . . . . . . . . . .         18,225       6.28%      $53.375    12/14/04    $409,334
Burl Osborne  . . . . . . . . . . . . . . .         16,995       5.85%      $53.375    12/14/04    $381,708
Michael J. McCarthy . . . . . . . . . . . .          7,090       2.44%      $53.375    12/14/04    $159,241
Michael D. Perry  . . . . . . . . . . . . .          6,925       2.39%      $53.375    12/14/04    $155,536

_______________

(1) All options were granted on December 14, 1994 and become exercisable in increments of 40% after one year and 30% after years two and three. Options are granted in tandem with limited stock appreciation rights, which become exercisable upon an Acceleration Date. See the definition of Acceleration Date in "Compensation Pursuant to Certain Retirement Plans -- Pension Plan" below. These rights provide an opportunity for the holder to receive an amount in cash equal to the difference between the exercise price of the options and the greater of the highest fair market value of the underlying shares for the 90 days prior to the exercise date or the highest per share price paid in certain takeover-related events. Upon the occurrence of an Acceleration Date, all of the options and limited stock appreciation rights would become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative. The Committee also may accelerate the exercisability of any option at any time. The 1986 Plan further provides for the payment of the exercise price of an option with shares of Common Stock, upon the approval of the Committee. In addition, the 1986 Plan permits an optionee under certain circumstances to cause the Company to withhold shares issued upon the exercise of an option granted under that plan in payment of the taxes due upon the exercise of such option.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described in the following sentence, so there is no assurance that an individual will actually realize the option values presented in this table. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the past 20 quarters, ending with the third quarter of 1994) -- .2030; risk free rate of return -- 7.98%; dividend yield -- 1.2%; time of exercise -- 10 years; and discount for risk of forfeiture -- 3%.


                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table shows information concerning the exercise of stock options during 1994 by the named executive officers and the estimated value of unexercised options held by such individuals at year-end:

                                                                                    Number of
                                                                                   Securities       Value of
                                                                                   Underlying     Unexercised
                                                                                  Options/SARs    Options/SARs
                                                                                    at FY-End      at FY-End
                                                    Shares Acquired                    (#)           ($)(3)
                                                      On Exercise  Value realized Exercisable/    Exercisable/
     Name                                                (#)(1)        ($)(2)     Unexercisable  Unexercisable
     ----                                                ------        ------     -------------  -------------
Robert W. Decherd . . . . . . . . . . . . . . . . . .       -0-            $0         94,697/     $5,350,381/
                                                                                      50,588      $2,858,222

Ward L. Huey, Jr.   . . . . . . . . . . . . . . . . .       7,710      $230,336       88,186/     $4,982,509/
                                                                                      33,609      $1,898,909

Burl Osborne  . . . . . . . . . . . . . . . . . . . .       -0-            $0         38,951/     $2,200,732/
                                                                                      31,389      $1,773,479

Michael J. McCarthy . . . . . . . . . . . . . . . . .       6,009      $122,844       15,573/       $879,875/
                                                                                      13,372        $755,518

Michael D. Perry  . . . . . . . . . . . . . . . . . .       -0-            $0         15,587/       $880,666/
                                                                                      13,015        $735,348

_______________

(1) All of these shares of the Company's Common Stock that were acquired upon the exercise of stock options were Series A shares.

(2) Based on the closing price of the Company's Series A shares on the NYSE -- Composite Transactions on the respective exercise dates, less the exercise price of the options.

(3) Based on the closing price of $56.50 of the Company's Series A shares on the NYSE -- Composite Transactions on December 31, 1994.

COMPENSATION PURSUANT TO CERTAIN RETIREMENT PLANS

         Pension Plan. The Company maintains a non-contributory pension plan available to substantially all of its employees who have completed one year of service and have reached 21 years of age. The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the plan to a fully vested executive officer of the Company upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

 Average Annual
Compensation During                                    Years of Service (1)(2)
                                                       -----------------------
Final Five Years             10          15          20           25          30          35          40
----------------             --          --          --           --          --          --          --
  $150,000  . . . .        $20,843     $31,264     $41,686     $52,107      $62,528     $72,950     $81,200

  $250,000  . . . .        $35,343     $53,014     $70,686     $88,357     $106,028    $112,724    $112,724

  $350,000  . . . .        $49,843     $74,764     $99,686    $112,724     $112,724    $112,724    $112,724

  $450,000  . . . .        $64,343     $96,514    $112,724    $112,724     $112,724    $112,724    $112,724

  $550,000  . . . .        $78,843    $112,724    $112,724    $112,724     $112,724    $112,724    $112,724

  $650,000  . . . .        $93,343    $112,724    $112,724    $112,724     $112,724    $112,724    $112,724

  $750,000  . . . .       $107,843    $112,724    $112,724    $112,724     $112,724    $112,724    $112,724

  $850,000 or
   above  . . . . .       $112,724    $112,724    $112,724    $112,724     $112,724    $112,724    $112,724

_______________

(1) Benefits listed in the table above are not subject to reduction for Social Security amounts.

(2) The table above does not reflect all of the limitations on accrued benefits imposed by Section 415 of the Code, which currently limits such benefits to $120,000. Prior to January 1, 1983, actual benefits were accrued subject to a maximum limitation of $136,425. The table also does not reflect the limitations imposed by Section 401(a)(17) of the Code on annual compensation to be taken into account in determining pension benefits, which amount currently is limited to $150,000.

         The Company's pension plan provides for the payment of a monthly retirement benefit based on credited years of service and average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the plan is regular pay plus overtime, bonuses, commissions and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes any non-cash earnings and any Company matching contributions to the Employee Savings and Investment Plan. A participant's interest in the plan becomes fully vested upon completion of five credited years of service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 55, provided the participant has completed five years of credited service. The plan also provides for the payment of death benefits. The five executive officers named in the Summary Compensation Table above have credited years of service under the plan as follows: Mr. Decherd -- 22 years; Mr. Huey -- 35 years; Mr. Osborne -- 15 years; Mr. McCarthy -- 10 years; and Mr. Perry -- 16 years. The covered compensation of such persons under the pension plan is substantially the same as the annual compensation indicated in the Summary Compensation Table on page __ , except that such covered compensation was capped at $150,000 for all participants in 1994.

         Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable, and
(2) the excess of plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor Regulations Section 2618.32(a) if the plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to an "Acceleration Date," as defined in the Company's 1986 Plan, except that the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer does not constitute such an event. An "Acceleration Date" is generally defined in the 1986 Plan as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of Common Stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of the Company's assets, or certain changes in the composition of the Board of Directors of the Company during any period of two consecutive years.

         Management Security Plan. The Management Security Plan was instituted as of January 1, 1980 to provide retirement and death benefits at a reduced cost through group rates to a select group of management and highly compensated employees, including the five executive officers listed in the Summary Compensation Table above, who contribute materially to the growth, development, and success of the Company. The Management Security Plan, other than the amounts of benefits awarded thereunder, is administered by a committee that serves at the discretion of the Board of Directors, the members of which committee may be participants in the plan. The Management Security Plan is currently administered by the Compensation Committee, none of whose members is a participant in the plan. The Management Security Plan provides for a death benefit equal to 50% of the participant's salary at death payable for 10 years thereafter or until the participant would have reached age 65 (whichever is longer), plus an additional payment equal to the participant's full salary for the first year after death. If the participant survives to year 65, then such amounts will be paid out over 10 years after retirement. Under the terms of the plan, additional insurance is purchased upon a participant entering into the plan and upon each salary increase for any plan participant. However, in 1988 the Company determined to freeze the level of benefits under the Management Security Plan and no additional participants have been added to the plan since such time. The estimated annual benefits under the Management Security Plan payable upon retirement at age 65 to each of the executive officers named in the Summary Compensation Table are as follows: Mr. Decherd -- $384,588; Mr. Huey -- $120,012; Mr. Osborne -- $74,232; Mr. McCarthy
-- $104,256; and Mr. Perry -- $86,640. Amounts contributed to the Management Security Plan by the Company on behalf of the five executive officers named in the Summary Compensation Table for 1992, 1993 and 1994 are set forth in footnote (5) to the Summary Compensation Table on page ___ above.

         Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the "SERP") was recommended by the Committee and implemented in December 1992 for senior corporate officers and other key executives selected by the Committee. This group includes the four senior executives named in the Summary Compensation Table on page ___ (the "Senior Executives") and the Chief Executive Officer. The SERP's purpose is to help offset the Code limits on the Company's qualified retirement plans. The SERP's specific objective, when combined with the Company's Pension Plan, Employee Savings and Investment Plan, and Management Security Plan, is to provide a benefit at age 65 of 60% of final average pay (the average of the total salary and bonus during the last five completed calendar years of employment) to the senior corporate officers and the Publisher and Editor of The Dallas Morning News, Inc. and a benefit of 55% of final average pay to all other participants. However, since the SERP is a defined contribution plan, the actual benefit to be received by any participant will be dependent on the participant's account balance at the time of retirement. As the contributions to the SERP are based on a participant's salary and bonus, the actual amount of the contributions made on behalf of a participant will vary based on a number of factors, of which Company performance is a primary factor. (See "1989 Executive Compensation Program" under "Board Compensation Committee Report on Executive Compensation" on page ___ for a discussion of Company performance and its effect on the amount of salary and bonus paid to executives.) The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under the Company's Pension Plan. (See the description of the Company's Pension Plan on pages ___ - ___ above. See also footnote (5) to the Summary Compensation Table on page ___ above for the amounts contributed to the SERP by the Company on behalf of the Senior

Executives and the Chief Executive Officer for 1994.) The Company has established a trust to hold the contributions to the SERP, which contributions will be protected from the claims of the Company's creditors unless the Company becomes insolvent. As a result of the establishment of the trust, benefits payable under the SERP will also be protected in the event of a change of control of the Company.

COMPENSATION OF DIRECTORS

         In 1994, directors received an annual retainer of $22,500 for serving on the Company's Board of Directors, and nonemployee directors also received $1,000 for each meeting of the Board of Directors attended. Directors who are committee chairmen (all of whom are nonemployee directors) received $2,000 for each committee meeting attended. Nonemployee directors received $1,000 for each committee meeting attended. In December 1994 the Board of Directors approved, effective January 1, 1995, an increase in the annual retainer to $25,000, an increase in the fee for each board meeting and committee meeting attended to $1,250 and an increase in the fee for committee chairmen to $2,500 for each committee meeting attended.

         Since May 1988, nonemployee directors of the Company have automatically received upon their first election to the Board a one-time grant of options to purchase 10,000 shares of the Company's Series A Common Stock. Pursuant to an amendment to the 1986 Plan adopted at the 1992 Annual Meeting of Shareholders, each nonemployee director serving on May 6, 1992 received non-qualified options to purchase 2,500 Series A shares and thereafter, on each annual meeting date, automatically receives additional non-qualified options to purchase 2,500 Series A shares during each of the four following years (as long as such director continues to serve as a nonemployee director of the Company). Nonemployee directors elected after May 6, 1992 and before the Company's 1997 Annual Meeting of Shareholders will receive upon their first election the one-time grant of options to purchase 10,000 Series A shares and thereafter will automatically receive additional non-qualified options to purchase 2,500 Series A shares for each of the five following years (as long as such director continues to serve as a nonemployee director of the Company).

         If the 1995 ECP is approved, nonemployee directors will continue to receive upon their first election a one- time grant of options to purchase 10,000 Series A shares and thereafter will automatically receive additional non- qualified options to purchase 2,500 Series A shares each year they serve as directors; provided, however, if a director is granted an option to purchase shares of Common Stock under the Company's 1986 Plan upon initial election to the Board or on a date of an annual meeting of shareholders, the option to be granted pursuant to the 1995 ECP for the same event will be reduced by the number of shares of Common Stock covered by the option granted pursuant to the 1986 Plan.

CERTAIN TRANSACTIONS

         In June 1992, the Company entered into a construction contract with a subsidiary of Austin Industries, Inc. relating to the expansion of certain printing facilities of The Dallas Morning News, Inc. The contract provides for total payments by the Company of approximately $19 million of which approximately $90,000 was paid during the year ended December 31, 1994. In October, 1994, the Company entered into a construction contract with a subsidiary of Austin Industries, Inc. relating to the renovation of certain office facilities. The contract provides for total payments of approximately $14.5 million of which approximately $500,000 was paid during the year ended December 31, 1994. William T. Solomon, a director of the Company, is Chairman, President, and Chief Executive Officer of Austin Industries, Inc.

         During 1994 the Company made total payments for automobile leases of approximately $500,000 to Trans-National Leasing, Inc., which is owned by an affiliate of Associates Corporation of North America. Also during 1994, a subsidiary of Associates Corporation of North America provided relocation services to the Company and its subsidiaries for which the Company paid approximately $125,000. Reece A. Overcash, Jr., who served as a director of the Company until his death in January 1995, was Chairman of the Board of Directors and Chief Executive Officer of Associates Corporation of North America.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

         The Committee is composed entirely of independent outside directors. Under the 1989 Executive Compensation Program (the "1989 ECP"), the Committee makes recommendations to the Board of Directors regarding salary levels and annual bonus opportunities for executive officers, and in accordance with Rule 16b-3 of the Act, makes the final determination regarding awards of restricted shares, stock options and other stock based awards to such persons under the 1986 Long Term Incentive Plan (the "1986 Plan").

         If the 1995 Executive Compensation Plan (the "1995 ECP") is approved, annual bonus opportunities and stock based awards currently awarded under the 1989 ECP and the 1986 Plan will be awarded under the 1995 ECP. The Committee expects to administer the 1995 ECP in a manner substantially similar to its administration of the 1989 ECP and the 1986 Plan.

1989 EXECUTIVE COMPENSATION PROGRAM

         Awards of compensation during 1994 were made under the 1989 ECP. The 1989 ECP was implemented January 1, 1989, replacing the Company's previously existing management incentive plans. The key elements of the 1989 ECP are an annual base salary, an annual target bonus opportunity, and long-term compensation consisting of stock options and, in certain limited cases, restricted shares issued under the 1986 Plan. The 1989 ECP has been administered by the Committee, the members of which are not eligible to participate in the 1989 ECP. Officers of the Company and its subsidiaries, including the four senior executives named in the Summary Compensation Table on page ___ (the "Senior Executives") and the Chief Executive Officer, are automatically eligible to participate in the 1989 ECP. The Committee selects additional participants according to their ability to affect significantly the profitability of the Company. Levels of compensation for participants other than the Chief Executive Officer and the Senior Executives are determined in a manner similar to that described below for the Senior Executives.

         The 1989 ECP is designed to provide a competitive level of compensation to key executives, managers and professionals, through annual compensation as well as long-term awards. The goals of the 1989 ECP are: (1) to establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance; (2) to encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders; and (3) to recognize and reward outstanding individual achievement. The receipt by participants of bonus amounts and up to one-half of restricted share awards is entirely dependent upon the achievement of Company financial performance targets.

         Long-term incentive awards are made in December of each year. Base salary levels and bonus opportunities are established each December for the following year. The Committee considers the total value of a 1989 ECP participant's compensation package to be the value of long-term incentive awards made in December of the previous year, plus base salary and bonus opportunity as determined for the current fiscal year. However, the rules of the Securities and Exchange Commission require the reporting of compensation on a calendar year basis.

         The Committee works closely with the Chief Executive Officer and the Chief Financial Officer in formulating its recommendations. In recent years, it has been the policy of the Company to strive to establish a level for each element of a participant's compensation that is approximately equal to the seventy-fifth percentile for comparable media companies participating in a special cut survey. The target percentile was established at a level that the Committee believes is necessary to attract and retain outstanding executives. Because only eight peer media companies participated in the special cut survey in 1994 and because few of these companies have long-term incentive programs involving publicly traded stock, the Committee expanded the survey for the purposes of considering long-term incentive awards to include approximately 270 commercial and industrial companies. Until such time as more comparable media companies participate in the survey, the Company believes the full survey offers a more meaningful comparison for purposes of long-term awards. The companies included in both the general compensation survey and the special cut survey vary somewhat from those included in the performance graph on page ___ because certain companies included in the peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies. The survey is conducted by a nationally recognized compensation consultant.

         Base Salary. The base salaries of the Senior Executives for 1994 were set at levels approximating the target percentile of the special cut survey aimed for by the Committee.

         Annual Performance Bonus Opportunity. Each 1989 ECP participant has an opportunity to earn an annual bonus based entirely upon the financial performance of the participant's organizational entity. The Committee uses a percent of the base salary of each 1989 ECP participant to establish the participant's bonus opportunity range, based on survey comparisons.

         The Committee also reviews minimum, target and maximum levels of performance for each organizational entity, based on business plans developed by Company management. Prior to 1994, each Senior Executive's bonus opportunity had been based on the performance of the entity that the executive had the most ability to influence. However, in September 1994, the Committee approved a recommendation by Mr. Decherd that the annual bonus opportunities for Mr. Huey and Mr. Osborne be solely dependent on the financial performance of the Company as a whole. The Committee believes that this change will facilitate a fully-integrated approach to managing the Company that will encourage Senior Executives to act within the context of overall corporate objectives, rather than within the narrower objectives of their particular divisions.

         Corporate performance for purposes of the bonus opportunity is measured by growth in earnings per share and performance of subsidiaries is measured by increases in operating cash flow. The minimum level for Company performance each year typically is established at the earnings per share or, in the case of subsidiaries, operating cash flow, level achieved during the previous fiscal year. In addition, the Board of Directors or the Committee may exclude the effect of unusual items from the calculation of the Company's or its subsidiaries' performance measurements; however, such an exception has been made only once in the past five years. The Committee views growth in earnings per share as being an appropriate measurement for the bonus opportunity for certain participants because this measurement is a widely followed indicator of the Company's performance and serves to align the interests of management with those of shareholders. The Committee believes that operating cash flow is an appropriate performance measure at the subsidiary level because it is the most accurate indicator of an individual subsidiary's profitability and value.

         Bonus amounts for 1989 ECP participants are determined at the end of each calendar year. If minimum performance levels have not been achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their bonus amounts, and performance at the maximum level earns participants 150% of their bonus amounts. If performance falls between the minimum level and the target level, participants receive a prorated amount up to the target bonus reflecting performance in excess of the minimum level. If performance falls between the target and maximum performance levels, participants receive 100% of their bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. In extraordinary circumstances, the calculated bonus (other than that of the Chief Executive Officer) is subject to adjustment up or down by a maximum of 25% by the Chief Executive Officer in recognition of outstanding achievements that are not part of an entity's operating plan, or to ensure equitable payments that reflect the relative contribution of each participant. This prerogative was exercised in 1994 by Mr. Decherd and approved by the Committee in the award to Ward L. Huey, Jr., Vice Chairman of the Board and President, Broadcast Division, of an increase in his bonus of 25% or $70,706 to reflect a record year for the Broadcast Division, Mr. Huey's outstanding contribution to the Company's overall performance in 1994, and his key role in strategic acquisitions and new business ventures during 1994.

         The Committee believes that linking the bonus opportunity directly to financial performance gives participants an incentive to focus on management objectives. As a result of the increase in earnings per share of the Company for the 1994 fiscal year, each of the Senior Executives received 150% of his respective target bonus amount.

         Long-Term Awards. The long-term incentive components of the 1989 ECP, which are awarded pursuant to the 1986 Plan, are designed to encourage the retention of key executives, and the ultimate value of long-term awards is determined by the Company's performance as reflected in the market price of its stock. The Committee assigns to each 1989 ECP participant a long-term incentive factor, expressed as a percent of base salary. The Committee strives to set long-term incentive levels for participants that would place them at approximately the seventy-fifth percentile of the special cut survey considered by the

Committee. In recommending levels of long-term incentive awards for participants, the Committee attempts to estimate the present value of these awards, assuming that the Company's growth approximates media industry norms, and making use of the Black-Scholes Option Pricing Model (a method permitted by the Securities and Exchange Commission for estimating the present value of options). The participant's long-term incentive factor times annual compensation reflects the estimated present value of the awards.

         Participants may be awarded a combination of stock options and/or restricted shares. However, restricted share awards are generally made only to senior executives of the Company and its subsidiaries. The proportionate amounts of stock options and restricted shares awarded are based upon recommendations by the Company's compensation consultants as to competitive practices of surveyed companies. Awards under the 1986 Plan, and the terms of the awards, are determined by the Committee.

         While the value realizable from exercisable options and vested restricted shares is dependent upon the extent to which the Company's performance is reflected in the market price of its Common Stock at any particular point in time, the decision as to whether this value will be realized in any particular year is primarily determined by each individual executive. Accordingly, in analyzing annual compensation levels, the Committee does not consider gains realized during any particular year by any of the Senior Executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years. (See the Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values Table on page ___ for the amounts realized by the Senior Executives from option exercises in 1994 and the estimated unrealized value of unexercised options held by such persons as of December 31, 1994. See also footnote (___) to the Summary Compensation Table on page ___ for information regarding the estimated unrealized value of unvested restricted shares held by such persons as of December 31, 1994.)

         Stock Options. A total of 49,235 options for the Company's Series A shares were granted to Senior Executives in 1994. No options for the Company's Series B shares were granted in 1994. The Committee established an exercise price for such options equal to the market price of the Series A shares on the date of grant. (See the Option/SAR Grants in Last Fiscal Year Table on page ___, which reflects estimated present values of such options, based on the indicated assumptions.) The Committee has never granted options at exercise prices other than the market price on the date of grant and has never adjusted such prices retroactively (except pursuant to the Plan's antidilution provisions upon the Company's distribution by dividend of Series B shares in May 1988).

         Restricted Shares. A total of 16,360 restricted Series A shares were awarded to Senior Executives in 1994 under the 1989 ECP and the 1986 Plan. All of such restricted shares are subject to a restriction on disposition until approximately six weeks following the fourth anniversary of the date of the award. (See the Summary Compensation Table on page ___ for information regarding the estimated value of such awards.) One-half of the shares awarded to each individual is subject to forfeiture, depending upon the Company's financial performance, as measured by growth in earnings per share. With respect to the one-half of the shares subject to forfeiture, up to one-fourth of such shares is subject to possible forfeiture in each of the four years following the award date, depending upon the Company's earnings per share growth relative to minimum and maximum targets, as determined by the Committee based on media industry norms. If the minimum level of growth is not attained for any particular year, then all of the shares that are subject to possible forfeiture in such year will be cancelled. If only the minimum level of growth is achieved, then two-thirds of the shares that are subject to possible forfeiture in that year will be cancelled. If the maximum level of growth is achieved or exceeded, then none of the shares subject to possible forfeiture in that year will be cancelled. If growth between the minimum and maximum levels is achieved, then such shares subject to possible forfeiture in that year will be cancelled on a pro-rata basis, reflecting performance in excess of the minimum growth level and less than the maximum growth level. Thus, according to the terms of the awards, an aggregate of one-half of the total shares awarded is subject to forfeiture over a period of four years. Because the maximum earnings per share growth level established for 1994 was achieved, the restrictions on all performance-oriented shares due to vest in 1994 were terminated.

CEO COMPENSATION

         Mr. Decherd is a participant in the 1989 ECP. In December 1994, the Committee awarded Mr. Decherd stock options for 26,225 Series A shares and 8,712 Series A restricted shares. These amounts correspond to target percentiles indicated by the compensation surveys considered by the Committee.

         The Committee established Mr. Decherd's base salary at a level generally corresponding to the compensation level aimed for by the Committee. Mr. Decherd's bonus amount under the 1989 ECP was determined solely in relation to the consolidated financial performance of the Company and its subsidiaries. Because the increase in earnings per share of the Company exceeded the maximum level established with respect to Mr. Decherd's annual bonus opportunity, Mr. Decherd received 150% of the applicable target bonus amount.

ONE MILLION DOLLAR LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the deductibility of certain compensation paid to the Chief Executive Officer and the Senior Executives for tax years beginning on or after January 1, 1994. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. The 1995 ECP, if approved by shareholders, will permit the Company to grant awards that are not subject to the deduction limit established by Section 162(m) of the Code. The Committee intends to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Respectfully submitted,

COMPENSATION COMMITTEE

John W. Bassett, Jr.
Lester A. Levy
William H. Seay
J. McDonald Williams, Chairman

                               PERFORMANCE GRAPH

         The following graph compares the annual cumulative total shareholder return on an investment of $100 on December 31, 1989 in the Company's Series A shares, based on the market price of the Series A shares and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. Peer companies included are: Central Newspapers, Inc.; Dow Jones & Company, Inc.; Knight- Ridder, Inc.; Lee Enterprises; McClatchy Newspapers; Media General, Inc.; Multimedia, Inc.; The New York Times Company; Park Communications, Inc.; Pulitzer Publishing Company; The E. W. Scripps Company; Gannett Company, Inc.; The Times Mirror Company; Tribune Company; and The Washington Post Company. The Company is also included in the calculations of peer group cumulative total shareholder return on investment.

                                    1989      1990       1991       1992       1993       1994
                                    ----      ----       ----       ----       ----       ----
     A. H. BELO CORPORATION         $100      $ 85       $ 86       $116       $148       $159

         S & P 500 INDEX            $100      $ 97       $126       $136       $150       $152
           PEER GROUP               $100      $ 78       $ 92       $104       $122       $115

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM MICHAEL J. McCARTHY, SECRETARY, COMMUNICATIONS CENTER, 400 SOUTH RECORD STREET, DALLAS, TEXAS 75202.

                              INDEPENDENT AUDITORS

         Ernst & Young, independent auditors, served as independent auditors for the Company for the fiscal year ended December 31, 1994, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.


                             SHAREHOLDER PROPOSALS

         Shareholder proposals to be presented at the 1996 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, not later than December 1, 1995. Such proposals must comply with the bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.


                                 OTHER MATTERS

         At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                  By Order of the Board of Directors

                                         MICHAEL J. McCARTHY
                                               Secretary

Dated: March ___, 1995

                                                                       EXHIBIT A


                             A. H. BELO CORPORATION

                        1995 EXECUTIVE COMPENSATION PLAN


         A. H. Belo Corporation, a Delaware corporation (the "Company"), hereby establishes the A. H. Belo Corporation 1995 Executive Compensation Plan (the "Plan"), effective as of January 1, 1995, subject to shareholder approval.

          1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its shareholders.

          2. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

                 (a) "Appreciation Right" means a right granted pursuant to Paragraph 7.

                 (b) "Award" means an Executive Compensation Plan Bonus, an Appreciation Right, a Stock Option, a Performance Unit or a grant or sale of Restricted Stock.

                 (c)      "Board" means the Board of Directors of the Company.

                 (d) "Change in Control" means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of the
         Company:

                       (i) the commencement of, or first public announcement of the intention of any person or group (within the meaning of Section 3(b) of and Rule 13d-5(b) promulgated under the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by the Company or any Subsidiary) for all, or any part of, the Common Stock;

                      (ii) the public announcement by the Company or by any group (as defined in clause (i) above), entity or person (other than the Company, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of the Company or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner;

                     (iii) the approval by the Company's shareholders (or, if such approval is not required, the consummation) of a merger in which the Company does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all the Company's assets; or

                     (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                 (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

                 (f) "Committee" means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 15, the Board.

                 (g) "Common Stock" means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

                 (h) "Date of Grant" means (i) with respect to Participants, the date specified by the Committee on which a grant of Stock Options, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto) and (ii) with respect to Directors, the date of the applicable annual meeting of shareholders of the Company as specified in Paragraph 6.

                 (i) "Director" means a member of the Board who is not a regular full-time employee of the Company or any Subsidiary.

                 (j) "Executive Compensation Plan Bonus" means the right to receive an annual incentive compensation payment made pursuant to and subject to the conditions set forth in Paragraph 10.

                 (k) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

                 (l) "Management Objectives" means the objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award granted to a Participant under the Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant's efforts have the most influence. The Management Objectives established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

                       (i) earnings per share and/or growth in earnings per share in relation to target objectives;

                      (ii) cash flow and/or growth in cash flow in relation to target objectives;

                     (iii) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary items;

                      (iv) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

                       (v) return on invested capital in relation to target objectives;

                      (vi) return on shareholder equity in relation to target objectives; and

                     (vii)  return on assets in relation to target objectives.

         Management Objectives may be established in absolute terms or relative to the performance of a specified group of other companies. The Committee may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the establishment of the Management Objectives (including without limitation any change in accounting standards by the Financial Accounting Standards Board) which are unrelated to performance and result in a distortion of the Management Objectives or such minimum acceptable level of achievement.

                 (m) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

                 (n) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

                 (o) "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee of the Company or any Subsidiary. Except for Stock Options granted to Directors pursuant to Paragraph 6, a Director will not receive benefits under the Plan.

                 (p) "Performance Period" means, with respect to an Award, a period of time established by the Committee within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months. The Performance Period for all other Awards will be a period of not less than three years.

                 (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Paragraph 9.

                 (r) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 8 as to which neither the ownership restrictions nor the restrictions on transfer referred to therein has expired.

                 (s) "Rule 16b-3" means Rule 16b-3 under the Section 16 of the Securities Exchange Act of 1934, as amended, as such Rule is in effect from time to time.

                 (t) "Spread" means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the related Stock Option or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

                 (u) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5 or Paragraph 6.

                 (v) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

          3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 12, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under the Plan will not exceed in the aggregate 2,000,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights that are paid in shares of Common Stock, there will be deemed to have been delivered under the Plan for purposes of this Paragraph 3 only the number of shares of Common Stock paid to the Participant, and the balance (if any) of the shares of Common Stock covered by the Appreciation Rights or the related Stock Options will remain available for issuance under the Plan. Upon exercise of any Appreciation Rights that are paid in cash, the total number of shares of Common Stock covered by the Appreciation Rights or the related Stock Options will remain available for issuance under the Plan. Subject to the provisions of the preceding sentences, any shares of Common Stock which are subject to Stock Options or Appreciation Rights or are granted or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under the Plan.

          4. Limitations on Awards. Subject to adjustment as provided in Paragraph 12, awards under the Plan will be subject to the following limitations:

                 (a) Of the aggregate 2,000,000 shares reserved for issuance under the Plan, no more than 600,000 shares of Common Stock will be issued or transferred as Restricted Stock.

                 (b) No more than 2,000,000 shares of Common Stock reserved for issuance under the Plan will be issued under Stock Options.

                 (c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights and Restricted Stock granted to a Participant during any calendar year will not exceed 100,000 shares. The foregoing limitation will apply to the grant of Appreciation Rights whether the Spread on exercise is paid in cash or in shares of Common Stock.

                 (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3,000,000.

                 (e) The payment of an Executive Compensation Plan Bonus to any Participant will not exceed 100% of the Participant's regular base salary as of the first day of the Performance Period for which the Executive Compensation Plan Bonus is granted, or if less, $1,000,000.

          5. Stock Options for Participants. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

                 (a) Each grant will specify the number of shares of Common Stock to which it pertains.

                 (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

                 (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price,
         (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

                 (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

                 (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or the Management Objectives to be achieved before the Stock Options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

                 (f)      Stock Options granted under this Paragraph 5 may be
         (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or
         (iii) combinations of the foregoing.

                 (g) No Stock Option will be exercisable more than ten years from the Date of Grant.

                 (h) Each grant of Stock Options will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

          6. Stock Options for Directors. Each individual who first becomes a Director on or after the date of the 1995 annual meeting of shareholders of the Company will be granted an option to purchase 10,000 shares of Common Stock on the date of election to the Board. Each Director will also be granted an additional option to purchase 2,500 shares of Common Stock on the date of each annual meeting of shareholders following the annual meeting of the individual's initial election to the Board, provided that such individual continues to be a Director at the close of business of each such annual meeting. If a Director is granted an option to purchase shares of Common Stock under the Company's 1986 Long Term Incentive Plan upon initial election to the Board or on the date of an annual meeting of shareholders, the option to be granted pursuant to this Paragraph 6 for the same event will be reduced by the number of shares of Common Stock covered by the option granted pursuant to the 1986 Long Term Incentive Compensation Plan. For purposes of this Paragraph 6, the date of an annual meeting of shareholders of the Company is the date on which the meeting is convened or, if later, the date of the last adjournment thereof. Each Stock Option granted to a Director will contain the following terms and conditions:

                 (a) Each grant will specify the number of shares of Common Stock to which it pertains.

                 (b) Each grant will specify the Option Price, which will be 100% of the Market Value per Share on the Date of Grant.

                 (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Director for at least six months having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price,
         (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

                 (d) Each grant will specify that the Stock Option may not be exercised until the first anniversary of the Date of Grant and will be fully exercisable thereafter, without regard to whether the Director continues to be a member of the Board on such first anniversary, until the Stock Option expires by its terms.

                 (e) Each grant of Stock Options will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Director and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

          7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock

Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

                 (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

                 (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

                 (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the percentage of the Spread to be paid to the Participant or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

                 (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

                 (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

                 (f) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Stock Option granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of the Plan and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

          8. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

                 (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

                 (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse.

                 (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

                 (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder, and any grant or sale may provide for the earlier termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

                 (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

                 (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

          9. Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the following provisions:

                 (a) Each grant will specify the number of Performance Units to which it pertains.

                 (b) Each grant will specify the Management Objectives that are to be achieved.

                 (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

                 (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve, including provisions relating to a Change in Control or other similar transaction or event.

         10. Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) The Committee will specify the Management Objectives that are to be achieved by the Participant in order for the Participant to receive payment of the Executive Compensation Plan Bonus.

                 (b) The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

                 (c) As soon as practicable after the beginning of a Performance Period, the Committee will notify each Participant of the terms of the Executive Compensation Plan Bonus program for that Performance Period, which notification will state that such Executive Compensation Plan Bonus is subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

         11. Transferability. Except as otherwise provided in the agreement evidencing a Participant's Award, (i) no Stock Option, Appreciation Right, Performance Unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant other than by will or the laws of descent and distribution and (ii) no Stock Option or Appreciation Right granted to the Participant will be exercisable during the Participant's lifetime by any person other than the Participant, the Participant's guardian or legal representative. Stock Options granted to Directors under Paragraph 6 will not be transferable other than by will or the laws of descent and distribution.

         12. Adjustments. The Committee may make or provide for such adjustments in the maximum number of shares specified in Paragraphs 3 and 4, in the numbers of shares of Common Stock covered by outstanding Stock Options and Appreciation Rights granted hereunder, in the Option Price or Grant Price applicable to any such Stock Options and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

         13. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

         14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Committee, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant in payment of the Participant's Award.

         15.     Administration of the Plan.

                 (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan (other than the provisions of Paragraph 6) will be administered by the Committee, which at all times will consist of nonemployee directors appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

                 (b) Except as set forth in Paragraphs 15(c) and (d), the Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

                 (c) If a Participant's employment terminates before the end of a Performance Period or before a Stock Option or Appreciation Right is fully exercisable, and the Participant's termination of employment is by reason of death, disability or retirement at or after age 65, each Stock Option or Appreciation Right held by the Participant will be fully exercisable by the Participant or his personal representative for a period of one year following such termination of employment, or if earlier, until the Stock Option or Appreciation Right expires by its terms, and any shares of Restricted Stock previously issued to the Participant as to which ownership or transfer restrictions have not lapsed will be delivered to the Participant or his personal representative free of such restrictions. If a Participant's employment terminates before the end of a Performance Period or before a Stock Option or Appreciation Right is fully exercisable for any reason other than death, disability or retirement at or after age 65, the Committee will have the sole discretion to determine, under the circumstances, the extent to which a Stock Option or Appreciation Right held by the Participant may be exercised following such termination of employment and the extent to which any Restricted Stock as to which ownership or transfer restrictions that relate solely to the Participant's continued employment (but not to the attainment of one or more Management Objectives) have not lapsed will be delivered to the Participant free of such restrictions.

                 (d) Notwithstanding the foregoing provisions, the Board has the full authority and discretion to administer the provisions of Paragraph 6 and to take any action that is necessary or advisable in connection with the administration of the provisions of Paragraph 6, including without limitation the authority and discretion to interpret and construe any provision of Paragraph 6 or of any agreement, notification or document evidencing the grant of a Stock Option pursuant to Paragraph 6, provided any such action taken by the Board will not cause the provisions of Paragraph 6 to fail to satisfy the requirements of Rule 16b-3 or to cause the Committee members to cease to be disinterested administrators for purposes of Rule 16b-3. The interpretation and construction by the Board of any such provision and any determination by the Board pursuant to any provision of Paragraph 6 or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

         16.     Amendments, Etc.

                 (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of the Company if such amendment would result in the Plan no longer satisfying the requirements of Rule 16b-3. Notwithstanding the foregoing, the provisions of Paragraph 6 that designate Directors eligible to receive Stock Options and specify the amount, Option Price and timing of Stock Option awards may be amended only by the Board and may be amended not more than once every six months except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

                 (b) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                 (c) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of
Section 162(m) of the Code from so qualifying, such Plan provisions will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provisions of the Plan.

                                  EXHIBIT B


                AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                          OF A. H. BELO CORPORATION


1. The third paragraph of Article Four, Section 1, shall be deleted and replaced with the following:

                          If the shares are issued in two or more series, the
                 remaining shares of Common Stock may be issued as shares of Series A Common Stock (herein called "Series A Stock"), and/or designated and issued as shares of Series B Common Stock (herein called "Series B Stock"), and/or as shares of Series C Common Stock (herein called "Series C Stock"). After completion of the initial distribution of Series B Stock, the corporation shall not issue any additional shares of Series B Stock if such issuance would result in the Series A Stock being excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national stock exchanges and also being excluded from quotation on the NASDAQ (as defined herein) or any other national quotation system then in use. Subject to the foregoing, the Board of Directors shall have the authority to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.

TO PARTICIPANTS IN THE A. H. BELO CORPORATION EMPLOYEE SAVINGS AND INVESTMENT
PLAN:

         As a participant in the Plan with full shares of the Company's Common Stock allocated to your account as of March 17, 1995, you may instruct the Trustee how to vote such shares at the Annual Meeting of Shareholders to be held May 3, 1995.

         Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of election at the Annual Meeting, none of whom is an employee of the Company. Under the terms of the Plan, you have the right to give voting instructions for all shares allocated to your account. Please use the other side of this form in giving your instructions.

         Any shares held by the Trustee as to which it has not received voting instructions by May 3, 1995, will be voted in the same manner, proportionately, as the shares as to which voting instructions have been received. Any shares held by the Trustee as to which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted FOR Item 1, the election of Class III Directors, FOR Item 2, the approval of the 1995 Executive Compensation Plan and FOR Item 3, the amendment of the Company's Certificate of Incorporation.


                                               MELLON BANK, N.A.
                                               Trustee


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



To Mellon Bank, N.A.,:  You are hereby instructed to            [X] PLEASE MARK
                        sign the Board of Directors                 YOUR VOTES
                        proxy.  You are further                     LIKE THIS
                        instructed to direct the proxy
                        holders to vote as follows:


                                                    WITHHOLD
                                               FOR  AUTHORITY                            FOR  AGAINST ABSTAIN
Item - 1 ELECTION OF THE FOLLOWING NOMINEES AS  [ ]   [ ]   Item 2-Proposal to approve    [ ]    [ ]    [ ]  Item 4-At the
CLASS III DIRECTORS (Term expires in 1998):                 the Company's 1995 Executive                     discretion of such
Judith L. Craven, M.D., M.P.H., Dealey D.                   Compensation Plan.                               Proxies, on any other
Herndon, Ward L. Huey, Jr., James M.                                                                         matter that properly
Montgomery, Jr. and Hugh G. Robinson                                                                         may come before the
                                                                                                             meeting or any
                                                                                                             adjournment thereof.

INSTRUCTIONS: To withhold authority to vote for any         Item 3-Proposal to amend the  [ ]    [ ]     [ ]
individual nominee, write the nominee's name in the space   Company's Certificate of
provided below.                                             Incorporation to (a) remove
                                                            from the Certificate of
________________________________________________________    Incorporation the express
                                                            denomination of a specific
                                                            number of shares of Series A
                                                            Common Stock constituting
                                                            such shares and (b) permit
                                                            the issuance of additional
                                                            shares of Series B Common
                                                            Stock, provided that any
                                                            such issuance would not
                                                            result in the Series A
                                                            Common Stock being excluded
                                                            from trading on the NYSE and
                                                            other alternative securities
                                                            markets.
I hereby authorize Mellon Bank, N.A., as
Trustee under the Employee Savings and
Investment Plan, to vote the shares of
Common Stock held for my account under
the Plan at the Annual Meeting in accordance
with the instructions given above. Mellon
Bank, N.A., has appointed Chemical Bank as
Agent to tally the votes.



SIGNATURE(S)__________________________________________ Date ___________________

                             A. H. BELO CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF A.H. BELO CORPORATION

         The undersigned hereby appoints Robert W. Decherd and Ward L. Huey, Jr., or any one of both of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of Common Stock of A.H. Belo Corporation held of record by the undersigned on March 17, 1995, at the Annual Meeting of Shareholders to be held on May 3, 1995, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR
PROPOSALS 2 AND 3.

         Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sing in partnership name by authorized person.



                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



This Proxy, when properly executed, will be                      [X] PLEASE MARK
voted in the manner directed herein by the                           YOUR VOTES
undersigned shareholder.  If no direction                            LIKE THIS
is made, this Proxy will be voted for all Nominees listed in Proposal 1 and for Proposals 2 and 3.


                                                    WITHHOLD
                                               FOR  AUTHORITY                            FOR  AGAINST ABSTAIN
Item - 1 ELECTION OF THE FOLLOWING NOMINEES    [ ]   [ ]   Item 2-Proposal to approve    [ ]    [ ]    [ ]  Item 4-At the discretion
AS CLASS III DIRECTORS (Term expires in 1998):             the Company's 1995 Executive                     of such Proxies, on
Judith L. Craven, M.D., M.P.H., Dealey D.                  Compensation Plan.                               any other matter that
Herndon, Ward L. Huey, Jr., James M.                                                                        properly may come before
Montgomery, Jr. and Hugh G. Robinson                                                                        the meeting or any
                                                                                                            adjournment thereof.


INSTRUCTIONS: To withhold authority to vote for any        Item 3-Proposal to amend the  [ ]    [ ]     [ ]
individual nominee, write the nominees name in the space   Company's Certificate of
provided below.                                            Incorporation to (a) remove
                                                           from the Certificate of
________________________________________________________   Incorporation the express
                                                           denomination of a specific
                                                           number of shares of Series A
                                                           Common Stock constituting
                                                           such shares and (b) permit
                                                           the issuance of additional
                                                           shares of Series B Common
                                                           Stock, provided that any
                                                           such issuance would not
                                                           result in the Series A
                                                           Common Stock being excluded
                                                           from trading on the NYSE and
                                                           other alternative securities
                                                           markets.


Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

Dated ___________________, 1995

_______________________________
           Signature

_______________________________
   Signature if Held Jointly